ING

JAMES A. SHUCHART
Counsel


April 7, 2005



Members of the Board of Directors
ING Insurance Company of America
1475 Dunwoody Drive
West Chester, PA  19380-1478

Gentlemen:

In my capacity as Counsel of ING Insurance Company of America, a Florida domiciled corporation ("Company"), I have supervised the preparation of the registration statement for the ING Insurance Company of America Guaranteed Account available under certain variable annuity contracts ("Contracts") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933.

 I am of the following opinion:

       (1) The Company was organized in accordance with the laws of the State of Florida and is a duly authorized stock life insurance company under the laws of Florida and the laws of those states in which the Company is admitted to do business;

       (2) The Company is authorized to issue Contracts in those states in which it is admitted and upon compliance with applicable local law;

       (3) The Contracts, when issued in accordance with the prospectus contained in the aforesaid registration statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms;

       (4) The interests in the Contracts will, when issued and sold in the manner described in the registration statement, be legal and binding obligations of the Company and will be legally and validly issued, fully paid, and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement and to the reference to me under the caption "Legal Matters" in the prospectus contained in said registration statement. In giving this consent I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

 Sincerely,


/s/James A. Shuchart
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1475 Dunwoody Drive                                           Tel: 610-425-3563
West Chester, PA  19380-1478                                  Fax: 610-425-3520